EXHIBIT 32.2
Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report of Mountain National Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard A. Hubbs Richard A. Hubbs, Senior Vice President
and Chief Financial Officer
November 14, 2008